                                                                   Exhibit 99(e)


  Schedule of Purchasers pursuant to Exhibit 4(p)-- Form of Incentive Warrant issued to Purchasers in April 1998 Private Placement.

Two warrants were executed pursuant to the "form of" warrant referenced above. Information describing the material differences between the executed warrants is provided below:

Purchaser                  Number of Shares    Date             Exercise Price
---------                  ----------------    ----             --------------
Zanett Lombardier, Ltd.    76,440              April 2, 1998    $1.47
David McCarthy              1,560              April 2, 1998    $1.47